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                                  SECURITY AGREEMENT


Date:    January 29, 1997

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Debtor:       Paper Warehouse, Inc.                   Secured Party:  Richfield Bank & Trust Co.
Address:      7630 Excelsior Boulevard                Addresses:      6625 Lyndale Ave. S.
              St. Louis Park, MN  55426-4504                          Richfield, MN  55423

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    1.   SECURITY INTEREST.  To secure the payment and performance of each and every debt, liability and obligation of every type and description which the Debtor may now or at any time owe to the Secured Party, under the terms of that certain Loan Agreement of even date herewith between Debtor, Secured Party, and Yale T. Dolginow, as it may be amended from time to time, (the "Loan Agreement") and any of the Loan Documents (as that term is defined therein) related thereto (the "Obligations"), the Debtor grants the Secured Party a security interest (hereinafter the "Security Interest") in the following property (hereinafter the "Collateral"):

    All inventory, work in process and raw materials of the Debtor and all warehouse receipts, bills of lading and other documents of title covering such inventory, whether now owned or hereafter acquired;

    All equipment, motor vehicles, machinery and furniture of the Debtor, together with all accessions, accessories, attachments, fittings, increases, parts, supplies, tools, fixtures, dies, tooling, repairs, renewals and substitutions of all or any part thereof, and all warehouse receipts, bills of lading and other documents of title covering such equipment, whether now owned or hereafter acquired;

    All accounts, instruments, chattel paper, other rights to payment of money, contract rights and general intangibles of the Debtor, including but not limited to patents, copyrights, patent applications, royalty rights, trademarks, trademark applications, tradenames, service marks, service mark applications, trade secrets, goodwill, customer lists, permits, franchises, licenses, partnership interests and the right to use Debtor's name together with all rights, liens, security interests and other interests which the Debtor may at any time have by law or agreement against any account debtor or obligor obligated to make any such payment or against any of the property of such account debtor or obligor, whether now owned or hereafter acquired;

    All of Debtor's now owned or hereinafter acquired personal property;

    and all substitutions and replacements for and all products and proceeds of the foregoing property, including without limitation all accounts, instruments, chattel paper, other rights to payment, money, insurance proceeds and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property.

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    2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  The Debtor represents, warrants and agrees as follows:

         a. The Debtor is a corporation, and the address of the Debtor's chief executive office is shown at the beginning of this Agreement. The Debtor shall give Secured Party prior written notice of any change in such address. The Debtor has authority to execute and perform this Agreement. The Debtor's Federal Tax Identification number is 41-1459589.

         b. Except as contemplated by the Loan Agreement, the Debtor is the owner of the Collateral, or will be the owner of the Collateral hereafter acquired, free of all security interests, liens and encumbrances other than the Security Interest and other liens approved by the Secured Party in writing. The Debtor shall defend the Collateral against the claims and demands of all persons other than the Secured Party and those permitted liens contemplated by the Loan Agreement, and shall promptly pay all taxes, assessments and other government charges upon or against the Debtor, any Collateral and the Security Interest. Except as contemplated by the first sentence of this paragraph b, no financing statement covering any Collateral is on file in any public office. If any Collateral is or will become a fixture, the Debtor, at the request of the Secured Party, shall furnish the Secured Party with a statement or statements executed by all persons who have or claim an interest in the real estate, which statement or statements shall provide that such persons consent to the Security Interest.

         c. The Debtor shall not sell or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Party, except that, until the occurrence of an Event of Default or the revocation by the Secured Party of the Debtor's right so to do, the Debtor may sell or lease any Collateral constituting inventory in the ordinary course of business and worn and obsolete equipment at prices constituting the fair market value thereof. For purposes of this Agreement, a transfer in partial or total satisfaction of a debt, obligation or liability shall not constitute a sale or lease in the ordinary course of business.

         d. Each account, instrument, chattel paper, other right to payment and general intangible constituting Collateral is, or will be when acquired, the valid, genuine and legally enforceable obligation of the account debtor or other obligor named therein or in the Debtor's records pertaining thereto as being obligated to pay such obligation, subject to no defense, setoff or counterclaim. The Debtor shall not agree to any material modification or amendment or agree to any cancellation of any such obligation without the prior written consent of the Secured Party, and shall not subordinate any right to payment of any such obligation to the claim of any other creditor of such account debtor or obligor.

         e. Other than inventory in transit, and motor vehicles in use, all tangible Collateral shall be located at the address(es) set forth on Schedule A, as such Schedule A may be amended from time to time. The Debtor shall provide the Secured Party with an updated Schedule A once every six months; provided, however, that if any additional address is in a state not previously set forth on such Schedule A, such updated schedule shall be delivered to the Secured Party prior to the location of any Collateral at such new location. No such Collateral shall be located at any state other than those listed on such Schedule A without the prior written consent of the Secured Party.


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         f.   The Debtor shall (i) keep all tangible Collateral in good
condition and repair, normal depreciation excepted; (ii) from time to time replace any worn, broken or defective parts thereof; (iii) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change in the prospect of payment of any account, instrument, chattel paper, other right to payment or general intangible constituting Collateral;
(iv) not permit any Collateral to be used or kept for any unlawful purpose or in violation of any federal, state or local law; (v) keep all tangible Collateral insured in such amounts, against such risks and in such companies as shall be reasonably acceptable to the Secured Party, with loss payable clauses in favor of the Secured Party to the extent of their interest in form satisfactory to the Secured Party, and deliver policies or certificates of such insurance to the Secured Party; (vi) at the Debtor's chief executive office, keep accurate and complete records pertaining to the Collateral and the Debtor's business and financial condition, and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor's business and financial condition as the Secured Party may from time to time reasonably request; (vii) at all reasonable times permit the Secured Party and its representatives to examine and inspect any Collateral, and to examine, inspect and copy the Debtor's records pertaining to the Collateral and the Debtor's business and financial condition;
(viii) at the Secured Party's request, promptly execute, endorse and deliver such financing statements and other instruments, documents, chattel paper and writings and take such other actions deemed by the Secured Party to be necessary or desirable to establish, protect, perfect or enforce the Security Interest and the rights of the Secured Party under this Agreement, and pay all costs of filing financing statements and other writings in all public offices where filing is deemed by the Secured Party to be necessary or desirable.

    3. COLLECTION RIGHTS. At any time before or after an Event of Default, the Secured Party may, and at the request of the Secured Party the Debtor shall, promptly notify any account debtor or obligor of any account, instrument, chattel paper, other right to payment or general intangible constituting Collateral that the same has been assigned to the Secured Party and direct such account debtor or obligor to make all future payments to the Secured Party for the benefit of the Secured Party.

    4. LIMITED POWER OF ATTORNEY. If the Debtor at any time fails to perform or observe any agreement herein, the Secured Party, in the name and on behalf of the Debtor or, at its option, in its own name, may perform or observe such agreement and take any action which the Secured Party may deem necessary or desirable to cure or correct such failure. The Debtor irrevocably authorizes the Secured Party and grants the Secured Party a limited power of attorney in the name and on behalf of the Debtor or, at its option, in its own name, to collect, receive, receipt for, create, prepare, complete, execute, endorse, deliver and file any and all financing statements, insurance applications, remittances, instruments, documents, chattel paper and other writings, to grant any extension to, compromise, settle, waive, notify, amend, adjust, change and release any obligation of any account debtor, obligor, insurer or other person pertaining to any Collateral, and to take any other action deemed by the Secured Party to be necessary or desirable to establish, perfect, protect or enforce the Security Interest. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Secured Party in connection with the enforcement of the Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon from the date incurred or paid by the Secured Party at the highest rate then applicable to any of the Obligations, shall be secured hereunder and shall be paid by the Debtor to the Secured Party on demand.


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    5.   EVENTS OF DEFAULT.  The occurrence of any of the following events shall constitute an "Event of Default": (a) default in the payment or performance of any of the Obligations and the continuation of such default for a period of 10 days or (b) default or breach of any covenant or agreement of the Debtor or any endorser, guarantor or surety of any of the Obligations in this Agreement or any agreement, instrument or writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any of the Obligations and the continuation of such default for a period of 30 days; or (c) any statement, representation or warranty made by the Debtor or any such endorser, guarantor or surety to the Secured Party at any time shall prove to have been incorrect or misleading in any material respect when made.

    6. REMEDIES. Upon the occurrence of and during the continuance of any Event of Default and at any time thereafter, the Secured Party may, at its option, exercise any one or more of the following rights and remedies: (a) declare all Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (b) require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to all parties; (c) exercise and enforce any and all rights and remedies available upon default under this Agreement, the Uniform Commercial Code, and any other applicable agreements and laws. If notice to the Debtor of any intended disposition of Collateral or other action is required, such notice shall be deemed reasonably and properly given if mailed by regular or certified mail, postage prepaid, to the Debtor at the address stated at the beginning of this Agreement or at the most recent address shown in the Secured Party's records, at least 10 days prior to the action described in such notice. The Debtor consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Debtor against the Secured Party in connection with this Agreement or any of the Obligations shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division.

    7. MISCELLANEOUS. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. This Agreement cannot be waived, modified, amended, abridged, supplemented, terminated or discharged and the Security Interest cannot be released or terminated, except by a writing duly executed by the Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly, concurrently or successively, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall not be a condition to or bar the exercise or enforcement of any other. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when executed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this


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Agreement and the creation, payment and performance of the Obligations.  This
Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                             PAPER WAREHOUSE, INC.
                             (Debtor)


                             By /s/ Yale T. Dolginow
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                             Title President
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